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                                                                   EXHIBIT 10.47


                 TO THE LEASE AGREEMENT DATED NOVEMBER 1, 1995
                                 BY AND BETWEEN
                 METROPOLITAN LIFE INSURANCE COMPANY, AS OWNER
                                      AND
                           DOCUMAGIX, INC., AS LESSEE


                     2880 ZANKER ROAD, SUITES 204 AND 204A
                           SAN JOSE, CALIFORNIA 95134

                                AMENDMENT NO. 1
                                   PAGE 1 OF


     This First Amendment to Lease ("First Amendment") is made this 17 day of September, 1996 by and between Metropolitan Life Insurance Company, a New York corporation, as Owner (hereinafter called "Lessor") and DocuMagix, Inc. (hereinafter called "Lessee").

RECITALS
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             A.    Lessor and Lessee are parties to that certain Lease dated
         November 1, 1995 (the "0riginal Lease") for certain demised premises consisting of approximately 6,068 rentable square feet of space at 2880 Zanker Road, Suites 204 and 204A, San Jose, California (the "Premises"). Except as otherwise specified below, the capitalized terms used herein shall have the same meaning and definitions as set forth in the Lease.

             B. Pursuant to the terms of said Lease; the term expires on November 18, 1996; and

             C. Lessor and Lessee now desire to modify and amend the Lease to reflect among other provisions, the (i) extension of the Term of the Lease for an additional three (3) years, and (ii) lease to Tenant of certain additional space consisting of approximately Three Thousand Six Hundred Fifty Two (3,652) rentable square feet of space commonly known as Suite 104 on the first floor of the Building shown cross-hatched in black on the attached Exhibit (the "Expansion Premises"), all in accordance with the terms and conditions set forth herein. The Premises and the Expansion Premises (sometimes collectively hereinafter referred to as the "Premises") consist of approximately Nine Thousand Seven Hundred Twenty (9,720) square feet of rentable space.


     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     LEASE TERM/EXTENSION PERIOD. The Term shall continue to and including
     ---------------------------
November 18,1999, and the Expiration Date shall be deemed to refer to November 18, 1999. The period commencing on the "Expansion Premises Commencement Date", as defined below, and running through November 18, 1999 is sometimes hereinafter referred to as the "Extension Period".


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     BASE ANNUAL RENT. The Base Annual Rent shall be paid in the following
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monthly amounts throughout the Extended Term:


     Months  I - 18      $16,524.00 ($1.70 per rentable square foot per month)
     Months 19 - 36      $17,010.00 ($1.75 per rentable square foot per month)



     EXPANSION PREMISES.   Lessee shall lease and, effective as of the
     -------------------
"Expansion Premises Commencement Date", as defined below, there shall be added to the Premises the Expansion Premises upon and subject to all the conditions, terms, covenants and agreements of the Lease, except as expressly provided in this Amendment.

     EXPANSION PREMISES COMMENCEMENT DATE.   The Expansion Premises
     ------------------------------------
Commencement Date shall mean November 19,1996. Lessee shall execute and return to Lessor an addendum provided by Lessor, confirming the Expansion Premises Commencement Date and the number of square feet of rentable square feet of space. In the event that any portion of the Expansion Premises is to be occupied prior to the Expansion Premises Commencement Date, and if Lessor gives its prior written approval to such early occupancy, Lessee may take early occupancy of such Expansion Promises on such date as Lessor and Lessee shall agree, and notwithstanding any above provisions to the contrary, the Expansion Premises Commencement Date and Lessee's obligation to pay Rent with respect to
the Expansion Premises shall commence upon occupancy.   Lessor and Lessee hereby
agree to execute Exhibit C attached hereto providing confirmation of the
                 ---------
Premises Commencement Date. In the event the Expansion Premises Commencement Date occurs on a date other than the first day of a calendar month, then the initial monthly installment of Rent for the Expansion Premises shall be prorated for such partial months on the basis of a thirty (30) day month. The last monthly installment of Rent for both the Promises and the Expansion Premises shall also be prorated for such partial months on the basis of a thirty (30) day month.


     LESSOR'S MAXIMUM OPERATING EXPENSE LIABILITY.   Lessee shall be
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responsible for its pro-rata share of any increases in the Operating Costs and
Taxes over and above those expenses and taxes incurred by Lessor during calendar year 1996.

     LESSEE'S SHARE OF OPERATING COSTS AND TAXES.   Lessee's proportionate
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share of the Building's Operating Costs and Taxes for the Premises and the
Expansion Premises is 16.60%. Lessee's proportionate share of the Park's Operating Costs and Taxes for the Premises and the Expansion Premises is 3.12%.


     SECURITY DEPOSIT. The sum of Nine Thousand Four Hundred Five Dollars,  and
     ----------------
Forty Cents ($9,405.40) already held by Lessor shall be increased to Seventeen Thousand Ten Dollars and No Cents ($17,010.00).



CONSTRUCTION OF LEASEHOLD IMPROVEMENTS.      Lessor has agreed to make
--------------------------------------
structural improvements and alterations to the Premises and Expansion Premises as outlined in Exhibit B attached hereto and made a part hereof, and subject to the following terms and conditions:


     Lessor shall perform the work and make the installations in the Premises and the Expansion Premises substantially as set forth in the Work Letter (the "Landlord's Work"). Lessor's Work shall be performed by Lessor's general contractor. Other than Lessor's Work as described in the Work

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     Letter,  Lessor has no obligation to improve, alter or remodel the Promises or the Expansion Premises. All such installations (exclusive of Lessee's furniture, computers and telephone system) shall immediately become and remain the property of Lessor.

     PROHIBITION ON USE OF HAZARDOUS MATERIALS.  Lessee shall not use,
     -----------------------------------------
generate, manufacture, produce, store, release, discharge, or dispose of, on, under or about the Premises or any part of the Building, or transport to or from the Premises or any part of the Building, any Hazardous Materials or allow its employees, agents, contractors, invitees, or any other person or entity to do so. The term "Hazardous Materials" shall include without limitation:

        (i) Those substances included within to definitions of "hazardous substances, hazardous materials", "toxic substances", or "solid wastes" under CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. sections 1801, et seq., and in the regulations promulgated pursuant
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     to said laws;

        (ii) THOSE SUBSTANCES DEFINED AS "HAZARDOUS WASTES" IN SECTION 25117 OF THE CALIFORNIA HEALTH & SAFETY CODE, OR AS "HAZARDOUS SUBSTANCES" IN
      SECTION 25316 OF THE CALIFORNIA HEALTH & SAFETY CODE, AND IN THE REGULATIONS PROMULGATED PURSUANT TO SAID LAWS;

        (iii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendment thereto);
                                --------

        (iv)    Such other substances, materials and wastes which are or
     become regulated under applicable local, state or federal law, or the United States government, or which are or become classified as hazardous or toxic under federal, state, or local laws or regulations, including without limitation, California Health & Safety Code, Division 20, and 26 California Code of Regulations, Division 4, sections 8-337, et seq.; and
                                                      ------

         (v) Any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251, et seq. (33 U.S.C. 1321) or listed pursuant to
                           ------
     section 307 of the Clean Water Act of 1977 (33 U.S.C. 1317); (v) flammable explosive, or (vi) radioactive materials.

     COMPLIANCE WITH LAW.
     --------------------

     (a) Lessee acknowledges that the Americans with Disabilities Act of 1990 and the Fair Housing Act of 1968 (collectively, as amended and as supplemented by further laws from time to time, the "Acts") imposes certain requirements upon the owners, lessees and operators of commercial facilities and places of public accommodation, including, without limitation, prohibitions on discrimination against any individual on the basis of disability (which discrimination includes certain failures to design and construct facilities for first occupancy that are readily accessible to and usable by individuals with disabilities and certain failures, when making alterations affecting the usability of a facility, to make the same in such a manner that such altered portions are readily accessible to and usable by individuals with disabilities). Accordingly, but without limiting the generality of Sections 10 and 11 of the Lease and in addition to all other

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requirements under and notwithstanding any other provision of the Lease, Lessee agrees to take all proper and necessary action to cause the Premises to be maintained, used and occupied in compliance with the Acts and, further, to otherwise assume all responsibility to ensure the Premises' continued compliance with all provisions of the Acts throughout the Term.

     (b) Without limiting its obligations under Section 10 of the Lease, Lessee covenants and agrees to comply with all laws, rules, regulations and guidelines now or hereafter made applicable to the Premises by government or other public authorities respecting the disposal of waste, trash, garbage and other matter (liquid or solid), generated by Lessee, its employees, agents, contractors, invitees, licensees, guests and visitors, the disposal of which is not otherwise the express obligation of Lessor under this Lease, including, but not limited to, laws, rules, regulations and guidelines respecting recycling and other forms of reclamation (all of which are herein collectively referred to as "Waste Management Requirements"). Lessee covenants and agrees to comply with all rules and regulations established by Lessor to enable Lessor from time to time to comply with Waste Management Requirements applicable to Lessor (i) as owner of the Premises and (ii) in performing Lessors obligations under this Lease, if any. Upon receipt of written notice informing Lessor of any violation of such Waste Management Requirements by other tenants or occupants of the Building, Lessor shall use commercially reasonable efforts to enforce its rules and regulations against such tenants or occupants of the Building; however, Lessor shall in no event be obligated to (i) incur costs and expenses or (ii) to enter into litigation with other tenants or occupants of the Building to enforce such rules and regulations.


     PARKING.     During the Extended Term of the Lease, Lessee shall have the
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use of thirty one (31) undesignated parking stalls.


     PAYMENT OF COMMISSION.   Lessee acknowledges and agrees that other  than CB
     ---------------------
Commercial on behalf of Lessee, and on behalf of Lessor, no real estate broker, agent or finder negotiated or was instrumental in the negotiation or representation of Lessee in connection with this Amendment. Lessor agrees to pay a commission or fee owed to CB Commercial pursuant to the terms of a separate agreement between Lessor and CB Commercial. In addition, in the event of a claim for brokers fee, finder's fee, commission or other similar compensation in connection herewith other than to CB Commercial, Lessee hereby agrees to protect, defend and indemnify Lessor against and hold Lessor harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which Lessor may sustain or incur by reason of such claim, and Lessor, if such claim is based upon any agreement alleged to have been made by Lessor, hereby agrees to protect and indemnify Lessee against and hold Lessee harmless from any and all damages, liabilities, costs, expenses and losses (including, without limitation, reasonable attorneys' fees and costs) which Lessee may sustain or incur by reason of such claim. The provisions of this section shall survive the termination of this Amendment.

     AUTHORITY.     This First Amendment shall be binding upon and inure to the
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benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this First Amendment.

     ATTORNEYS' FEES AND COSTS.     In the event that either Lessor or Lessee
     --------------------------
fails to perform any of its obligations under this First Amendment or in the
event a   dispute arises concerning the meaning or interpretation of any
provision of this First   Amendment, the basis of the dispute shall be settled
by judicial proceedings and   the defaulting party or the party not prevailing
in such dispute, as the case may be,

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shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including without limitation, court costs and attorneys' fees including costs and fees incurred in enforcing such judgment.

     ENTIRE AGREEMENT; NO AMENDMENT.  This First Amendment constitutes   the
     ------------------------------
entire agreement and understanding between the parties herein named with respect to the subject of this First Amendment and shall supersede all prior written and oral agreements concerning the subject matter contained herein. This First Amendment may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by authorized representatives of the parties hereto. Each party acknowledges that it has read this First Amendment, fully understands all of this First Amendment's terms and conditions, and hereby executes this First Amendment freely, voluntarily and with full knowledge of its significance. This First Amendment is entered into by the undersigned parties freely and voluntarily and with and upon advice of counsel.

     SEVERABILITY.    If any provision of this First Amendment or the
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application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this First Amendment and the application of such provision to other persons or circumstances, other than those to which it is held invalid, shall not be affected thereby and shall be enforced to the furthest extent permitted by law, provided that the invalidity of such provision does not materially affect the benefits accruing to any party hereto.

     CAPTIONS AND HEADINGS.   The titles or headings of the various sections
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and paragraphs hereof are intended solely for convenience of reference and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon.

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     IN WITNESS WHEREOF, this First Amendment is executed as of the date hereinabove written.


     LESSOR:    METROPOLITAN LIFE INSURANCE COMPANY,
     a New York corporation

     By:
         --------------------------------

     Print Name:
                -------------------------

     Its:
         --------------------------------

     LESSEE:    DOCUMAGIX, INC.
     a California corporation

     By:
         --------------------------------

     Print Name:
                -------------------------

     Its:
         --------------------------------

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